                                                                     EXHIBIT 1.1

                             UNDERWRITING AGREEMENT

                                                                October 25, 2001



U.S. Bancorp
USB Capital IV
601 Second Avenue South
Minneapolis, MN 55402

Ladies and Gentlemen:

         We (the "Representatives") understand that USB Capital IV, a business trust formed under the laws of the State of Delaware (the "Trust"), and U.S. Bancorp, a Delaware corporation, as sponsor of the Trust and as guarantor (the "Guarantor"), propose that the Trust issue and sell to the several underwriters named in Schedule I (the "Underwriters") 20,000,000 7.35% Trust Preferred Securities (liquidation amount $25 per Preferred Security) with an aggregate liquidation amount of $500,000,000 (the "Firm Securities") representing preferred beneficial interests in the Trust. In addition, the Guarantor and the Trust propose to grant to the Underwriters an option to purchase up to an additional 3,000,000 shares (the "Optional Securities," and together with the Firm Securities, the "Offered Securities"). The Offered Securities are fully and unconditionally guaranteed by U.S. Bancorp. The Trust will issue the Offered Securities and common securities (liquidation amount $25 per common security) (the "Common Securities") in exchange for 7.35% Junior Subordinated Debentures of the Guarantor (the "Junior Subordinated Debentures"), due 2031, to be issued pursuant to a Junior Subordinated Indenture (the "Indenture") dated as of November 15, 1996 between the Guarantor and Wilmington Trust Company, as trustee (the "Debenture Trustee").

         The Guarantor will, through the Indenture, the Junior Subordinated Debentures, the Amended and Restated Trust Agreement dated as of November 1, 2001 (the "Trust Agreement") among the Guarantor, as Sponsor to the Trust, First Union Trust Company, National Association, as Delaware Trustee and Property Trustee, and the Administrative Trustees named therein (collectively, the "Trustees"), the Guarantee Agreement dated as of November 1, 2001 (the "Guarantee") between the Guarantor and First Union Trust Company, National Association, as trustee (the "Guarantee Trustee"), taken together, fully, irrevocably and unconditionally guarantee on a subordinated basis all of the Trust's obligations under the Offered Securities.

         Subject to the terms and conditions set forth herein and incorporated by reference herein, the Guarantor and the Trust hereby agree that the Guarantor shall sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase the numbers of the Firm Securities set forth opposite the name of such Underwriter at a purchase price of $24.2125 per Firm Security, plus accrued distributions, if any (the "Purchase Price"). In addition, subject to the terms and conditions set forth herein and incorporated by reference herein, the Guarantor and the Trust hereby grant an option to purchase the Option Securities at the Purchase Price. The option granted hereunder is for use by the Underwriters solely for the purpose of covering over-allotments in the sale of the Firm Securities. The option granted hereunder may be exercised at any time upon notice by the Representatives to the Guarantor and the Trust, which notice may be given at any time within 30 days from the date of this document.

         The Offered Securities shall have the terms set forth in the Prospectus Supplement dated October 25, 2001.

         Except as otherwise provided herein, all the provisions contained in the document entitled "U.S. Bancorp Underwriting Agreement Standard Provisions (Capital Securities) (October 25, 2001)" (the "Standard Underwriting Agreement") are herein incorporated by reference in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Standard Underwriting Agreement.

         Certificates for the Firm Securities purchased by each Underwriter shall be delivered by or on behalf of the Guarantor to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the Purchase Price therefor in federal (same day) funds, on the "Closing Date," which shall be 10:00 AM (New York City time) on November 1, 2001 at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, or at such other place and time as the Representatives, the Guarantor and the Trust may agree upon in writing. Delivery to the Underwriters of and payment to the Guarantor for any Optional Securities to be purchased by the Underwriters shall be made at the aforementioned offices of Simpson Thacher & Bartlett, or at such other place and time as the Representatives, the Guarantor and the Trust may agree upon in writing, at such time on such date, which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than two nor later than three business days after the giving of the notice to exercise the option of the Underwriters.

         This document may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same document.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED
                                       SALOMON SMITH BARNEY INC.
                                       U.S. BANCORP PIPER JAFFRAY INC.

                                       By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                       INCORPORATED

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       By: SALOMON SMITH BARNEY INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


Accepted by:

U.S. BANCORP, as Guarantor


By:
    ---------------------------------
    Name:
    Title:


USB CAPITAL IV

By: U.S. Bancorp, as Sponsor


By:
    ---------------------------------
    Name:
    Title:

                                   SCHEDULE I

                                                   Underwriters' Commitment
                                                   ------------------------
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated...................................           1,825,000
Salomon Smith Barney Inc.........................           1,825,000
U.S. Bancorp Piper Jaffray Inc...................           1,820,000
A.G. Edwards & Sons, Inc.........................           1,800,000
First Union Securities, Inc......................           1,800,000
Goldman, Sachs & Co..............................           1,800,000
Lehman Brothers Inc..............................           1,800,000
Morgan Stanley & Co. Incorporated................           1,800,000
Prudential Securities Incorporated...............           1,800,000
UBS Warburg LLC..................................           1,800,000
Banc of America Securities LLC...................             100,000
Bear, Stearns & Co. Inc. ........................             100,000
CIBC World Markets Corp.......................                100,000
Credit Suisse First Boston Corporation........                100,000
Dain Rauscher Wessels............................             100,000
Deutsche Banc Alex. Brown Inc....................             100,000
J.P. Morgan Securities Inc. .....................             100,000
Robert W. Baird & Co. Incorporated...............             100,000
Southwest Securities, Inc. ...................                100,000
Stifel, Nicolaus & Company, Incorporated.........             100,000
Advest, Inc......................................              30,000
BB&T Captial Markets, a Division of Scott &
  Stringfellow...................................              30,000
CL King & Associates, Inc........................              30,000
Charles Schwab & Co., Inc........................              30,000
Conners & Co., Inc. ...........................                30,000
Crowell, Weedon & Co.............................              30,000
D.A. Davidson & Co...............................              30,000
Davenport & Company LLC..........................              30,000
Fahnestock & Co. Inc..........................                 30,000
George K. Baum & Company.........................              30,000
Gibraltar Securities Co........................                30,000
Gruntal & Co., LLC ..............................              30,000
H&R BLOCK Financial Advisors, Inc..............                30,000
HSBC Securities (USA) Inc........................              30,000
Huntleigh Securities Corp........................              30,000
J.J.B. Hilliard, W. L. Lyons, Inc. ..............              30,000
Janney Montgomery Scott LLC .....................              30,000
Legg Mason Wood Walker, Inc....................                30,000
McDonald Investments Inc., a KeyCorp Company.....              30,000
Mesirow Financial, Inc...........................              30,000

                                                   Underwriters' Commitment
                                                   ------------------------
Miller Johnson Steichen Kinnard, Inc.............              30,000
Morgan Keegan & Company, Inc..................                 30,000
Parker/Hunter Incorporated.......................              30,000
Quick & Reilly, Inc............................                30,000
Raymond James & Associates, Inc................                30,000
Smith, Moore & Co..............................                30,000
SunTrust Robinson Humphrey Capital Markets, a
  Division of SunTrust Capital Markets, Inc......              30,000
TD Securities (USA) Inc.........................               30,000
Tucker Anthony Incorporated......................              30,000
Wedbush Morgan Securities, Inc...................              30,000
William Blair & Company, L.P.....................              30,000
                                                           ----------
                  TOTAL                                    20,000,000